UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On February 6, 2024, MeridianLink, Inc. (the “Company”) disclosed the following unaudited preliminary operating results representing the Company’s estimates for the three months ended December 31, 2023, and the Company’s cash and cash equivalents as of December 31, 2023.

•Revenue of approximately between $73.5 million and $74.5 million;
•Net income (loss) of approximately between $(40.0) million and $(20.0) million;
•Adjusted EBITDA of approximately between $30.0 million and $31.0 million; and
•Cash and cash equivalents as of December 31, 2023, of approximately $80.4 million.

These preliminary unaudited financial results are only preliminary estimates, are based only on financial information available to management as of the date hereof, and are subject to change. The Company is in the process of finalizing its audited financial results as of and for the year ended December 31, 2023. Upon completion of the Company’s independent auditor’s review of the results for the three months ended December 31, 2023, it is possible significant changes to such preliminary results may be necessary. Accordingly, it is possible that the Company’s final operating results will differ from these preliminary unaudited estimates, including as a result of review adjustments, and any resulting changes could be material. Complete financial statements as of and for the year ended December 31, 2023, will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. A copy of the press release disclosing this information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The preliminary financial information included in this Current Report on Form 8-K has been provided by management. BDO USA, P.C. has not compiled or examined this information and accordingly does not express an opinion or any other form of assurance on the prospective financial information included herein.

Reconciliation of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports certain non-GAAP financial measures, including adjusted EBITDA. The Company believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results because adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and because the Company’s management uses adjusted EBITDA, in conjunction with GAAP financial measures, to assess the effectiveness of its business strategies and for planning purposes, including in the preparation of its annual operating budget, and as a measure of the Company’s operating performance. Moreover, the Company believes adjusted EBITDA provides more consistency and comparability with its past financial performance, facilitates period-to-period comparisons of its operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended December 31, 2023.

(in thousands)	Three months ended December 31, 2023
	Low (estimated)	High (estimated)
Reconciliation of net income (loss) to adjusted EBITDA(1)
Net income (loss)	$(40,000)	$(20,000)
Interest expense	9,700	10,000
Taxes(2)	38,200	18,200
Depreciation and amortization	14,100	14,400
Share-based compensation expense	8,000	8,300
Employer payroll taxes on employee stock transactions	—	85
Restructuring related costs	—	—
Acquisition related costs	—	—
Deferred revenue reduction from purchase accounting for acquisitions prior to 2022	—	15
Adjusted EBITDA(1)	$30,000	$31,000
(1)The Company defines adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation and amortization, share-based compensation expense, employer payroll taxes on employee stock transactions, restructuring related costs, sponsor and third-party acquisition related costs, and deferred revenue reductions from purchase accounting.
(2)Reflects estimate for the range of the valuation allowance to be applied against the Company’s deferred tax assets in its provision for income taxes that will be recorded upon the completion of its results as of and for the three months ended December 31, 2023. The Company has identified certain potential non-cash charges to our deferred tax assets that may require it to record a valuation allowance as we complete our interim financial statements, and any resulting changes could be material and materially impact the Company’s reported net income (loss).
The information contained in this Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01     Regulation FD Disclosure.

The information provided in Item 2.02 above is incorporated herein by reference.

On February 6, 2024, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission (the “Preliminary Prospectus Supplement”) in connection with a proposed underwritten secondary offering of shares of its common stock (the “Offering”) by certain of its existing stockholders (the “Selling Stockholders”). The Preliminary Prospectus Supplement contains information relating to recent developments concerning the Company’s business and includes the following disclosure under the heading “Recent Developments”:

“Preliminary and Unaudited Operating Results

We are in the process of finalizing our results as of and for the three months ended December 31, 2023. We have presented below certain preliminary unaudited operating results representing our estimates as of and for the three months ended December 31, 2023, which are based only on currently available financial information and do not present all necessary information for an understanding of our financial condition as of and for the period ended December 31, 2023. The financial information has been provided by management. BDO USA, P.C. has not compiled or examined this information and accordingly does not express an opinion or any other form of assurance on the prospective financial information included herein.

We expect to complete our financial statements as of and for the year ended December 31, 2023, subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we may identify such items as we complete our interim financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. Additionally, we have identified certain deficiencies in our internal control over financial reporting for the fiscal year ended December 31, 2023, which we could conclude constitute a material weakness. This determination will be made in connection with the completion of the audit for the fiscal year ended December 31, 2023, which will be completed subsequent to the completion of this offering. The deficiencies relate to discrepancies we have identified in our process and procedures for customer contract review and revenue recognition.

We have begun remediation efforts, which include our implementation of additional review processes, procedures, and controls, including with respect to customer contracts, as well as system improvements and implementations, staffing, and training.

The actions we will take are subject to continued review supported by confirmation and testing by management as well as audit committee oversight. While we are implementing a plan to remediate these deficiencies, we cannot assure you that we will be able to remediate them, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows. See the section titled “Risk Factors — We have identified certain deficiencies in our internal control over financial reporting for the fiscal year ended December 31, 2023, which could constitute significant deficiencies and/or a material weakness. If we are unable to maintain effective internal controls over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results, or report them within the time frames required.” for additional information.

These preliminary estimates are not necessarily indicative of any future period and should be read together with “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. Adjusted EBITDA is a supplemental measure that is not calculated and presented in accordance with GAAP and we urge you to review the reconciliations found below and elsewhere in this prospectus supplement. See the section titled “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to other periods and a discussion of management’s use of Adjusted EBITDA.

(in thousands)	As of December 31,
	2022	2023 (estimated)
Cash and cash equivalents	$55,780	$80,440

(in thousands)	Three months ended December 31, 2022	Three months ended December 31, 2023
		Low (estimated)	High (estimated)
Revenue	$70,551	$73,500	$74,500
Net income (loss)	(5,463)	(40,000)	(20,000)
Adjusted EBITDA	23,171	30,000	31,000
Our preliminary estimation of revenues reflects an increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. The increase was primarily driven by increases from new and ramping customers as well as increases in volume and revenue from existing customers, and is partially offset by the general decline in mortgage-related volume.

Our preliminary estimation of net income (loss) reflects a decrease for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. This decrease was primarily driven by a non-cash charge to our deferred tax assets in our provision for income taxes, as well as increased interest expense and share-based compensation expense, and is partially offset by decreases in costs of revenue and operating expenses for the three months ended December 31, 2023.

Our preliminary estimation of adjusted EBITDA reflects an increase for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. This increase was primarily driven by a decrease in costs of revenues and operating expenses.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

(in thousands)	Three months ended December 31, 2022	Three months ended December 31, 2023
		Low (estimated)	High (estimated)
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(5,463)	$(40,000)	$(20,000)
Interest expense	7,578	9,700	10,000
Taxes(1)	(1,188)	38,200	18,200
Depreciation and amortization	14,234	14,100	14,400
Share-based compensation expense	6,260	8,000	8,300
Employer payroll taxes on employee stock transactions	20	—	85
Restructuring related costs	—	—	—
Acquisition related costs	1,679	—	—
Deferred revenue reduction from purchase accounting for acquisitions prior to 2022	51	—	15
Adjusted EBITDA	$23,171	$30,000	$31,000
(1)Reflects estimate for the range of the valuation allowance to be applied against our deferred tax assets in our provision for income taxes that will be recorded upon the completion of our results as of and for the three months ended December 31, 2023. We have identified certain potential non-cash charges to our deferred tax assets that may require us to record a valuation allowance as we complete our interim financial statements, and any resulting changes could be material and materially impact our reported net income (loss). See section titled “Risk Factors — Our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income.” for additional information.
Stock Repurchase

In connection with this offering, we intend to purchase from the underwriters up to $50.0 million of shares of our Common Stock offered in this offering at a price per share equal to the per share price at which the underwriters will purchase the shares from the selling stockholders in this offering. Assuming that the underwriters purchase the shares of our Common Stock from the selling shareholders at a price of $22.23 per share, which was the last reported sale price per share of our Common Stock on the NYSE on February 5, 2024, we expect to repurchase up to 2,249,212 shares of our Common Stock from the underwriters as part of this offering. The underwriters will not receive any compensation for the shares of our Common Stock being repurchased by us. The repurchased shares of our Common Stock will no longer be outstanding following the completion of this offering and will be automatically returned to the status of authorized but unissued shares of our Common Stock.

The description of and the other information in this prospectus supplement regarding the Stock Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Common Stock, subject to the Stock Repurchase. The completion of the Stock Repurchase is conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Stock Repurchase. We cannot assure you that either this offering or the Stock Repurchase will be consummated.

The Stock Repurchase will be funded with up to $50.0 million of our current cash and cash equivalents. The terms and conditions of the Stock Repurchase were reviewed and approved by our board of directors, and the board of directors has authorized a pricing committee of our board of directors to determine the actual number of shares that will be repurchased by us in the Stock Repurchase.

Stock Repurchase Program

On January 29, 2024, our board of directors authorized a new stock repurchase program, or the Repurchase Program, to acquire up to $125.0 million of our Common Stock, with no fixed expiration date and no requirement to purchase any minimum number of shares. Shares may be repurchased under the Repurchase Program through privately negotiated transactions, or open market purchases, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act. The Repurchase Program may be commenced, suspended, or terminated at any time by us at our discretion without prior notice. Up to $50.0 million of the Repurchase Program will be used for the Stock Repurchase. Any shares of Common Stock repurchased under the Repurchase Program, including pursuant to the Stock Repurchase, will be retired and automatically returned to the status of authorized but unissued shares of Common Stock.”

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

On February 6, 2024, the Company issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our preliminary unaudited fourth quarter financial results, our year-end cash position, our stock repurchase program, including the execution and amount of repurchases, the Stock Repurchase in connection with the Offering, and the consummation of the Offering. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the completion of our audit, final adjustments, and other developments that may arise in the course of audit and review procedures and changes in market and economic condition, the risk related to market conditions, the risk that the Offering may not close and that we may not consummate the Stock Repurchase, as well as those risks set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued by MeridianLink, Inc., dated February 6, 2024 relating to preliminary unaudited financial results.

99.2	Press Release issued by MeridianLink, Inc., dated February 6, 2024 relating to the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: February 6, 2024
	By:	/s/ Sean Blitchok
Sean Blitchok
Chief Financial Officer